Exhibit 99.1

N E W S R E L E A S E

One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.geogroup.com

CR-13-05

THE GEO GROUP REPORTS FOURTH QUARTER 2012 RESULTS

•  2012 Income from Continuing Operations Per Diluted Share Up 117%

•  4Q12 Normalized FFO up 18.0%; 4Q12 AFFO up 19.7%

•  Confirms 2013 Guidance – AFFO of $200-210 million, $2.78 to $2.92 per Diluted Share

Boca Raton, Fla. – February 21, 2013 -- The GEO Group (NYSE: GEO) (“GEO”), the world’s leading provider of diversified correctional, detention, and community reentry services, reported today its financial results for the fourth quarter and full year 2012. GEO’s financial results are presented throughout as retrospectively revised for discontinued operations resulting from GEO’s previously announced discontinuation of three managed-only contracts with the State of Mississippi during the third quarter of 2012 and the divestiture of the healthcare facility contracts previously held by its former wholly-owned subsidiary, GEO Care, Inc., which was completed on December 31, 2012 (the “GEO Care Divestiture”) in connection with GEO’s conversion to a real estate investment trust (“REIT”) as of January 1, 2013. Please see the section of this press release below entitled “Note on GEO Care Divestiture.”

Fourth Quarter 2012 Highlights

—	Income from Continuing Operations of $1.55 Per Diluted Share
—	Pro Forma Income from Continuing Operations of $0.44 Per Diluted Share
—	Net Operating Income of $97.5 million
—	Normalized FFO of $0.79 Per Diluted Share
—	AFFO of $0.84 Per Diluted Share

For the fourth quarter 2012, GEO reported Normalized FFO of $49.0 million, or $0.79 per diluted share, an increase of 18.0% from $41.5 million, or $0.67 per Diluted Share, for the fourth quarter 2011. GEO reported fourth quarter 2012 AFFO of $51.8 million, or $0.84 per diluted share, an increase of 19.7% from $43.3 million, or $0.70 per diluted share, for the fourth quarter 2011.

Net operating income for the fourth quarter 2012 increased to $97.5 million from $96.1 million for the fourth quarter of 2011. Net operating income, or gross profit, is defined as revenues less operating expenses, excluding depreciation and amortization expense and general and administrative expenses.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are pleased with our fourth quarter results and confirmed outlook for 2013, which continue to reflect strong operational and financial performance from our diversified business units. During 2012, we achieved a historic milestone by completing the steps required for our conversion to a real estate investment trust on January 1, 2013, which has allowed us to increase our annual dividends from $0.80 to $2.00 per share. The decisive actions taken by our Board and our management team positioned GEO to become the first fully integrated equity REIT in our industry, and we remain committed to maximizing value for our shareholders.”

--More--

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

N E W S  R E L E A S E

GEO reported total revenues for the fourth quarter 2012 of $378.7 million compared to total revenues of $354.5 million for the fourth quarter 2011. GEO reported fourth quarter 2012 income from continuing operations of $1.55 per diluted share, compared to $0.28 per diluted share for the fourth quarter 2011.

GEO’s fourth quarter 2012 earnings reflect a positive adjustment of $79.0 million related to the elimination of certain net deferred tax liabilities associated with GEO’s REIT conversion; $0.8 million, after-tax, in start-up/transition expenses; $0.9 million, after-tax, in international bid related costs; and $9.0 million, after-tax, in REIT conversion related expenses. Excluding these items, GEO reported Pro Forma income from continuing operations of $0.44 per diluted share, for the fourth quarter 2012 compared to $0.36 per diluted share for the fourth quarter 2011.

Full Year 2012 Highlights

—	Income from Continuing Operations of $2.36 Per Diluted Share
—	Pro Forma Income from Continuing Operations of $1.49 Per Diluted Share
—	Net Operating Income of $389.8 million
—	Normalized FFO of $3.19 Per Diluted Share
—	AFFO of $3.52 Per Diluted Share

For the full year 2012, GEO reported Normalized FFO of $195.6 million, or $3.19 per diluted share, an increase of 13.4% from $172.5 million, or $2.71 per Diluted Share, for the full year 2011. GEO reported full year 2012 AFFO of $215.7 million, or $3.52 per diluted share, an increase of 16.9% from $184.6 million, or $2.90 per diluted share, for the full year 2011.

Net operating income for the full year 2012 increased to $389.8 million from $371.2 million for the full year 2011.

GEO reported total revenues for the full year 2012 of $1.48 billion compared to total revenues of $1.41 billion for the full year 2011. GEO reported full year 2012 income from continuing operations of $2.36 per diluted share, compared to $1.09 per diluted share for the full year 2011.

GEO’s full year 2012 earnings reflect a positive adjustment of $79.0 million related to the elimination of certain net deferred tax liabilities associated with GEO’s REIT conversion; a $0.9 million after-tax loss attributable to non-controlling interests; $6.2 million, after-tax, in start-up/transition expenses; $3.2 million, after-tax, in international bid related costs; $9.6 million, after-tax, in REIT conversion related expenses; $0.9 million in M&A related expenses; and a $5.0 million after-tax loss related to the early extinguishment of debt. Excluding these items, GEO reported Pro Forma income from continuing operations of $1.49 per diluted share, for the full year 2012 compared to $1.42 per diluted share for the full year 2011.

--More--

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

N E W S  R E L E A S E

Net Operating Income, Funds from Operations (“FFO”), Normalized Funds from Operations (“Normalized FFO”), and Adjusted Funds From Operations (“AFFO”) are widely used non-GAAP supplemental financial measures of REIT performance. GEO also uses Pro Forma Income from Continuing Operations and Adjusted EBITDA as Non-GAAP supplemental financial measures. Please see the section of this press release below entitled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental financial measures.

2013 Financial Guidance

GEO confirmed its previously issued financial guidance for 2013 and issues additional financial guidance for the full year and first quarter 2013. GEO expects full year 2013 AFFO to be in a range of $2.78 to $2.92 per diluted share, or $200 million to $210 million. On a GAAP basis, GEO expects its income from continuing operations for the full year 2013 to be in a range of $1.70 to $1.80 per diluted share.

GEO expects full year 2013 revenues to be in a range of $1.51 billion to $1.55 billion. GEO’s full year 2013 Net Operating Income is expected to be in a range of $410 million to $420 million, and full year 2013 Adjusted EBITDA is expected to be in a range of $320 million to $330 million.

GEO’s 2013 guidance already reflects the expected discontinuation of GEO’s contract with the State of Alaska for the housing of approximately 1,000 Alaskan inmates at GEO’s Hudson Correctional Facility in Colorado effective July 2013. In 2012, the contract generated approximately $23.0 million in revenues.

Additionally, GEO’s 2013 guidance reflects the December 31, 2012 GEO Care Divestiture, representing approximately $165 million in annualized revenues. Further, GEO’s 2013 guidance does not assume the potential reactivation of approximately 6,000 current beds in inventory which GEO is actively marketing to local, state, and federal customers.

With respect to the first quarter 2013, GEO expects AFFO to be in a range of $0.63 to $0.70 per share, or $45.0 million to $50.0 million. On a GAAP basis, GEO expects its first quarter 2013 income from continuing operations to be in a range of $0.38 to $0.40 per diluted share. GEO expects first quarter 2013 revenues to be in a range of $377.0 million to $382.0 million. GEO’s first quarter 2013 guidance reflects approximately $0.03 to $0.04 per share in additional employment tax expense as a result of the seasonality in unemployment taxes, which are front-loaded in the first quarter of the year.

--More--

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

N E W S  R E L E A S E

Note on GEO Care Divestiture

GEO divested 100% of its interest in the GEO Care, Inc. legal entity on December 31, 2012 and entered into a five-year licensing agreement to allow the new owners to use the GEO Care service mark and domain name. The divestiture of GEO Care, Inc. was not equivalent to the divestiture of GEO’s entire GEO Care reporting segment. The divested business was comprised of Residential Treatment Services and a correctional health care services business operating in publicly operated prisons in the State of Victoria, Australia. Residential Treatment Services held six managed-only health care facility contracts, totaling 1,970 beds, and provided correctional mental health services for the Palm Beach County, Florida jail system. The correctional health services business operating in publicly operated prisons in the State of Victoria, Australia was part of the International Services reporting segment. The GEO Care reporting segment has been renamed GEO Community Services and now consists of the following three operating segments: Community Based Services, Youth Services, and BI Electronic and Location Monitoring.

Reconciliation Tables and Supplemental Disclosure

GEO has made available a Supplemental Disclosure which contains reconciliation tables of operating income to net operating income, income from continuing operations to pro forma income from continuing operations, income from continuing operations to EBITDA and Adjusted EBITDA, and income from continuing operations to Funds From Operations, Normalized Funds From Operations and Adjusted Funds from Operations along with supplemental financial and operational information on GEO’s business segments and other important operating metrics. Please see the section of this press release below entitled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Disclosure which is available on GEO’s Investor Relations webpage at www.geogroup.com.

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss GEO’s fourth quarter 2012 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-888-679-8038 and the international call-in number is 1-617-213-4850. The conference call participant passcode is 65357966. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.geogroup.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until March 21, 2013 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The conference call ID number for the telephonic replay is 88327693.

--More--

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

N E W S  R E L E A S E

About The GEO Group

The GEO Group (NYSE:GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe. GEO is the world’s leading provider of diversified correctional, detention, and community reentry services to government agencies worldwide with operations in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the ownership and/or management of 100 facilities totaling approximately 73,000 beds with a growing workforce of approximately 18,000 professionals.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, Pro Forma Income from Continuing Operations, EBITDA, Adjusted EBITDA, Funds from Operations, Normalized Funds from Operations and Adjusted Funds From Operations are non-GAAP financial measures that are presented as supplemental disclosures. Net operating income, or gross profit, is defined as revenues less operating expenses, excluding depreciation and amortization expense and general and administrative expenses.

GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including, Net Operating Income, Adjusted EBITDA and Adjusted Funds From Operations. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2013, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Pro Forma Income from Continuing Operations is defined as income from continuing operations adjusted for net income/loss attributable to non-controlling interests, start-up/transition expenses, net of tax, international bid related costs, net of tax, and certain other adjustments as defined from time to time. GEO believes that Pro Forma Income from Continuing Operations is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of certain charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Pro Forma Income from Continuing Operations to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

-- More --

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

N E W S  R E L E A S E

EBITDA is defined as income from continuing operations before net interest expense, income tax provision (benefit), depreciation and amortization, and tax provision on equity in earnings of affiliates. Adjusted EBITDA is defined as EBITDA adjusted for net income/loss attributable to non-controlling interests, non-cash stock-based compensation expenses, non-cash interest expense, and certain other adjustments as defined from time to time. GEO believes that Adjusted EBITDA is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of certain charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO uses Adjusted EBITDA to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

Funds From Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds From Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure the Company’s actual operating performance. Adjusted Funds From Operations, or AFFO, is defined as Normalized Funds From Operations adjusted for maintenance capital expenditures, non-cash stock-based compensation expenses, non-cash interest expense, and certain other adjustments as defined from time to time. GEO believes that Funds From Operations, Normalized Funds From Operations, and Adjusted Funds From Operations are useful measures to investors as they provide information regarding cash that GEO’s operating business generates before taking into account certain cash and non-cash items that are non-operational in nature, provide disclosure on the same basis as that used by GEO’s management and provide consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses these measures to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for first quarter 2013 and full year 2013. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2013 given the various risks to which its business is exposed; (2) GEO’s ability to declare future quarterly cash dividends; (3) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; (9) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (10) GEO’s ability to remain qualified as a REIT; (11) the incurrence of REIT related expenses; and (12) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including the Form 10-K, 10-Q and 8-K reports.

Fourth quarter and full year 2013 financial tables to follow:

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

N E W S  R E L E A S E

 Condensed Consolidated Statements of Income

(In thousands except per share data)
(Unaudited)		13 Weeks	13 Weeks	52 Weeks	52 Weeks
		Ended	Ended	Ended	Ended
		31-Dec-12	1-Jan-12	31-Dec-12	1-Jan-12
Revenues		$378,731	$354,473	$1,479,062	$1,407,172
Operating expenses		281,229	258,372	1,089,232	1,036,010
Depreciation and amortization		23,540	22,486	91,685	81,548
General and administrative expenses		34,649	26,317	113,792	110,015

Operating income		$39,313	$47,298	$184,353	$179,599
Interest income		1,497	2,073	6,716	7,032
Interest expense		(20,160)	(19,681)	(82,189)	(75,378)
Loss on early extinguishment of debt		-	-	(8,462)	-

Income before income taxes, equity in earnings (loss) of affiliates and discontinued operations		$20,650	$29,690	$100,418	$111,253
(Benefit) provision for income taxes		(72,837)	11,725	(40,562)	43,172

Equity in earnings (loss) of affiliates, net of Income tax		1,926	(789)	3,578	1,563

Income from continuing operations		$95,413	$17,176	$144,558	$69,644
Income (loss) from discontinued operations, net of income tax		(13,777)	1,450	(10,660)	7,819

Net income		$81,636	$18,626	$133,898	$77,463
Net (income) loss attributable to non-controlling interests		(28)	112	852	1,162

Net income attributable to The GEO Group, Inc.		$81,608	$18,738	$134,750	$78,625

Weighted average shares outstanding
	Basic	61,218	61,615	60,934	63,425
	Diluted	61,663	61,780	61,265	63,740

Income per share from continuing operations
	Basic	$1.56	$0.28	$2.37	$1.10
	Diluted	$1.55	$0.28	$2.36	$1.09

Income per share attributable to The GEO Group, Inc.
	Basic	$1.33	$0.30	$2.21	$1.24
	Diluted	$1.32	$0.30	$2.20	$1.23

-- More --

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

N E W S  R E L E A S E

 Condensed Consolidated Balance Sheets

(In thousands)
(Unaudited)

ASSETS	31-Dec-12	1-Jan-12
Current Assets
Cash and cash equivalents	$31,755	$43,377
Restricted cash and investments	15,654	42,535
Accounts receivable, less allowance for doubtful accounts	246,635	265,250
Current deferred income tax assets	18,290	28,580
Prepaid expenses and other current assets	24,849	49,025
Current assets of discontinued operations	-	30,562

Total current assets	337,183	459,329

Restricted Cash and Investments	32,756	56,925
Property and Equipment, Net	1,687,159	1,688,356
Assets Held for Sale	3,243	4,363
Direct Finance Lease Receivable	26,757	32,146
Non-Current Deferred Income Tax Assets	2,532	1,437
Goodwill	490,308	490,296
Intangible Assets, Net	178,318	195,716
Other Non-Current Assets	80,938	79,577
Non-Current Assets of Discontinued Operations	-	41,778

	$2,839,194	$3,049,923

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	50,110	68,033
Accrued payroll and related taxes	39,322	34,806
Accrued expenses	116,557	125,836
Current portion of capital lease obligation, long-term debt, and non-recourse debt	53,882	53,653
Current liabilities of discontinued operations	-	6,490

Total current liabilities	259,871	288,818

Non-Current Deferred Income Tax Liabilities	15,703	125,516
Other Non-Current Liabilities	82,025	54,106
Capital Lease Obligations	11,926	13,064
Long-Term Debt	1,317,529	1,319,068
Non-Recourse Debt	104,836	208,532
Non-Current Liabilities of Discontinued Operations	-	2,298
Total Shareholders’ Equity	1,047,304	1,038,521

Total Liabilities and Shareholders’ Equity	$2,839,194	$3,049,923

-- More --

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

N E W S  R E L E A S E

 Reconciliation of Income from Continuing Operations to Pro Forma Income from Continuing Operations

(In thousands except per share data)
(Unaudited)	13 Weeks	13 Weeks	52 Weeks	52 Weeks
	Ended	Ended	Ended	Ended
	31-Dec-12	1-Jan-12	31-Dec-12	1-Jan-12
Income from continuing operations	$95,413	$17,176	$144,558	$69,644
Net (Income) loss attributable to non-controlling interests	(28)	112	852	1,162
Start-up/transition expenses, net of tax	800	5,207	6,189	14,625
International bid related costs, net of tax	904	-	3,215	703
REIT conversion related expenses and other expenses, net of tax	9,001	-	9,606	-
M&A related expenses, net of tax	-	-	874	4,129
Tax impact of REIT conversion	(79,033)	-	(79,033)	-
Early extinguishment of debt, net of tax	-	-	4,977	-

Pro forma income from continuing operations	$27,057	$22,495	$91,238	$90,263

Income from continuing operations per diluted share (1)	$1.55	$0.28	$2.36	$1.09
Net (Income) loss attributable to non-controlling interests	-	-	0.01	0.02
Start-up/transition expenses, net of tax	0.01	0.08	0.10	0.23
International bid related costs, net of tax	0.01	-	0.05	0.01
REIT conversion related expenses and other expenses, net of tax	0.15	-	0.16	-
M&A related expenses, net of tax	-	-	0.01	0.06
Tax impact of REIT conversion	(1.28)	-	(1.29)	-
Early extinguishment of debt, net of tax	-	-	0.08	-

Diluted Pro forma income from continuing operations per diluted share	$0.44	$0.36	$1.49	$1.42

Weighted average common shares outstanding-diluted	61,663	61,780	61,265	63,740

(1) Note that earnings per share tables may contain slight summation differences due to rounding

Reconciliation of Income from Continuing Operations to Adjusted EBITDA

(In thousands)
(Unaudited)	13 Weeks	13 Weeks	52 Weeks	52 Weeks
	Ended	Ended	Ended	Ended
	31-Dec-12	1-Jan-12	31-Dec-12	1-Jan-12
Income from continuing operations	$95,413	$17,176	$144,558	$69,644
Interest expense, net	18,663	17,608	75,473	68,346
Income tax provision (benefit)	(72,837)	11,725	(40,562)	43,172
Depreciation and amortization	23,540	22,486	91,685	81,548
Tax provision on equity in earnings of affiliates	802	701	1,660	2,406

EBITDA	$65,581	$69,696	$272,814	$265,116

Adjustments
Net (Income) loss attributable to non-controlling interests	(28)	112	852	1,162
Stock based compensation expenses, pre-tax	1,531	1,270	6,543	6,113
Start-up/transition expenses, pre-tax	800	7,063	9,027	21,625
International bid related costs, pre-tax	904	-	4,057	1,091
REIT conversion related expenses and other expenses, pre-tax	14,670	-	15,670	-
M&A related expenses, pre-tax	-	-	1,471	6,308
Early extinguishment of debt, pre-tax	-	-	8,462	-

Adjusted EBITDA	$83,458	$78,141	$318,896	$301,415

-- More --

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

N E W S  R E L E A S E

 Reconciliation of Income from Continuing Operations to Funds from Operations, Normalized FFO, and Adjusted Funds from  Operations

(In thousands)
(Unaudited)	13 Weeks	13 Weeks	52 Weeks	52 Weeks
	Ended	Ended	Ended	Ended
	31-Dec-12	1-Jan-12	31-Dec-12	1-Jan-12
Income from Continuing Operations	$95,413	$17,176	$144,558	$69,644
Net (Income) Loss Attributable to Non-controlling Interests	(28)	112	852	1,162
Real Estate Related Depreciation and Amortization	13,267	12,063	51,182	43,507

Funds from Operations	$108,652	$29,351	$196,592	$114,313

Funds from Operations	$108,652	$29,351	$196,592	$114,313
Income Tax Provision	(72,837)	11,725	(40,562)	43,172
Income Taxes (Paid) Refunded	(5,108)	(5,820)	(2,764)	(15,621)
Equity in Earnings (Loss) of Affiliates, Net of Income Tax	1,926	(789)	3,578	1,563
Start-up/transition Expenses	800	7,063	9,027	21,625
International Bid Related Costs	904	-	4,057	1,091
REIT Conversion Related Expenses	14,670	-	15,670	-
M&A Related Expenses	-	-	1,471	6,308
Early Extinguishment of Debt	-	-	8,462	-

Normalized Funds from Operations	$49,007	$41,530	$195,531	$172,451

Normalized Funds from Operations	$49,007	$41,530	$195,531	$172,451
Non-Real Estate Related Depreciation & Amortization	10,274	10,423	40,503	38,041
Consolidated Maintenance Capital Expenditures - Real Estate and Non-Real Estate Related	(10,551)	(10,565)	(30,739)	(33,796)
Stock Based Compensation Expenses	1,531	1,270	6,543	6,113
Amortization of Debt Costs and Other Non-Cash Interest	1,523	597	3,869	1,745

Adjusted Funds from Operations (AFFO)	$51,784	$43,255	$215,707	$184,554

Normalized FFO Per Diluted Share	$0.79	$0.67	$3.19	$2.71

AFFO Per Diluted Share	$0.84	$0.70	$3.52	$2.90

Weighted Average Common Shares Outstanding-Diluted	61,663	61,780	61,265	63,740

 Reconciliation of Operating Income to Net Operating Income

(In thousands)
(Unaudited)	13 Weeks Ended 31-Dec-12	13 Weeks Ended 1-Jan-12	52 Weeks Ended 31-Dec-12	52 Weeks Ended 1-Jan-12
Operating Income	$39,313	$47,298	$184,353	$179,599
Depreciation and amortization	23,540	22,486	91,685	81,548
General and administrative expenses	34,649	26,317	113,792	110,015

Net Operating Income	$97,502	$96,101	$389,830	$371,162

-- More --

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

N E W S  R E L E A S E

 2013 Outlook/Reconciliation

 (Unaudited)

 (In thousands except per share data)

	Full Year 2013

Net Income	$120,000	to	$130,000
Real Estate Related Depreciation and Amortization	45,000		45,000

Funds from Operations (FFO)	$165,000	to	$175,000

Non-Real Estate Related Depreciation and Amortization	50,000		50,000
Consolidated Maintenance Capex - Real Estate and Non-Real Estate	(30,000)		(30,000)
Non-Cash Stock Based Compensation and Non-Cash Interest Expense	15,000		15,000

Adjusted Funds From Operations (AFFO)	$200,000		$210,000

Net Interest Expense	75,000		75,000
Consolidated Maintenance Capex - Real Estate and Non-Real Estate	30,000		30,000
Income Taxes	15,000		15,000

Adjusted EBITDA	$320,000		$330,000

G&A Expenses	100,000		100,000
Non-Cash Stock Based Compensation	(10,000)		(10,000)

Net Operating Income	$410,000		$420,000

FFO Per Share	$2.29		$2.43
AFFO Per Share	$2.78		$2.92
Dividend Per Share	$2.00		$2.00
Weighted Average Common Shares Outstanding-Diluted	72,000		72,000

FFO Payout Ratio	87%		82%
AFFO Payout Ratio	72%		69%

- End -

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436